APPENDIX A

                              BY-LAWS
                                OF
                      ACE HARDWARE CORPORATION
               (As Amended through January 25, 2000)

                              ARTICLE I

                               OFFICES

     SECTION 1. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington in said State, and the registered agent in charge thereof shall be Corporation Service Company, 4305 Lancaster Pike. In the event that the business address of said registered agent in said State shall at any time be changed, the address of the corporation's registered office shall be deemed to have changed correspondingly.

     SECTION 2. The corporation may also have an office or offices in the Village of Oak Brook, Illinois, and at such other places as the Board of Directors may from time to time designate.

                             ARTICLE II

                           CORPORATE SEAL

     SECTION 1. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware".

                             ARTICLE III

                      MEETINGS OF STOCKHOLDERS

     SECTION 1. The annual meeting of stockholders for the election of directors shall be held on such date between April 10 and June 10 of each year as shall be designated in a written communication mailed not less than 160 days prior to the designated date to each holder of record of a share of Class A stock of the corporation as of a date no earlier than 40 days preceding the date of such mailing. The Board of Directors shall adopt a resolution establishing each annual meeting date as designated in such communication, the purpose of which is to inform the Class A stockholders of the annual meeting date in advance of the commencement of the time period specified in Article XXIII, Section 3 of the By-laws for the submission to the President or Secretary of the corporation of proposed By-law amendments, director nominations, or other matters by a stockholder or stockholders. At each annual meeting the stockholders shall elect by plurality vote (and by written ballot unless the same shall be waived or dispensed with by a majority vote of the stockholders represented at the meeting) members of the class of directors whose terms expire at that time, and all directors so elected shall hold office until the date of the next annual meeting of the stockholders for the election of directors of such class or until their respective successors shall have been elected and qualified.

     SECTION 2. Special meetings of the stockholders may be called at any time by the President and shall be called by the President or Secretary on the request in writing or by vote of a majority of the whole Board of Directors or at the request in writing of stockholders of record owning ten percent (10%) in amount of the capital stock outstanding and entitled to vote. Any special meeting may be called for any specified purpose or purposes permitted by the General Corporation Law of Delaware and the Certificate of Incorporation of the corporation.

     SECTION 3. All meetings of the stockholders for the election of directors shall be held at the office of the corporation in Oak Brook, Illinois, or at such other place within the United States of America as may from time to time be designated by the Board of Directors and stated in the notice of the meeting to be given under Article III, Section 6 of the By-laws. All other meetings of the stockholders shall be held at such place or places in the United States of America as may from time to time be designated by the Board of Directors and stated in the notice of meeting. Each meeting of the stockholders shall be held at such time of day as shall be approved by the Board of Directors.

     SECTION 4. A complete list of the stockholders entitled to vote at any meeting thereof, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or by such person as shall be designated by him to prepare such list. The list shall be kept on file at the registered office of the corporation in the State of Illinois and shall be subject to inspection by any stockholder at any time during usual business hours for a period of ten (10) days prior to the meeting, and the same shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

     SECTION 5. Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders not more than sixty (60) nor less than ten (10) days before the date of the meeting as hereinafter provided, and if the directors shall not have exercised such right, no share of stock shall be voted on at any election for directors which shall have been issued or transferred on the books of the corporation within twenty (20) days next preceding such election.

     SECTION 6. Written notice of the time and place of the annual meeting and of any special meeting of stockholders shall be mailed or personally delivered to each stockholder entitled to vote thereat not less than thirty
(30) nor more than sixty (60) days prior to the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation, with postage prepaid thereon. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held.

     SECTION 7. The holders of a majority of the stock outstanding and entitled to vote at any meeting of the stockholders, represented in person or by proxy, shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, the stockholders attending or represented at the time and place for such meeting may adjourn the meeting from time to time, without notice other than announcement of the time and place of the adjourned meeting at the meeting at which the adjournment is taken, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.


                             ARTICLE IV

                             DIRECTORS

     SECTION 1. The property and business of the corporation shall be managed and controlled by a Board of Directors, which shall be comprised of no fewer than 9 and no greater than 12 directors, as shall be fixed from time to time by the Board of Directors. A minimum of 9 of the directors shall be dealer directors. No person shall be eligible for election or appointment as a dealer director (whether as a regional dealer director or as a dealer director at large), or to continue to hold office as a dealer director, unless such person is either the owner of a retail business organization which is a stockholder of Ace Hardware Corporation, or an executive officer, general partner or general manager of such a retail business organization. Dealer directors representing the regions established under Article IV,
Section 4 hereof, shall be regional dealer directors. Subject to Article IV,
Section 4(b) hereof, any additional dealer director(s) may be dealer director(s) at large, rather than regional dealer director(s). A maximum of 2 of the directors of Ace Hardware Corporation may be non-dealer directors. A person shall be eligible for election or appointment as a non-dealer director without regard to whether or not such person is the owner of a retail business organization which is a stockholder of Ace Hardware Corporation, or an executive officer, general partner or general manager of such a retail business organization.

     SECTION 2. The directors shall be divided into three classes, as nearly equal in number as possible, as determined by the Board of Directors. The first of said classes shall include 4 dealer directors elected for 3-year terms at the annual meeting of stockholders held in 1994. The second of said classes shall include 3 dealer directors, elected for 3-year terms at the annual meeting of stockholders held in 1993. The third of said classes shall include 3 dealer directors and one non-dealer director elected for 3-year terms at the annual meeting of stockholders held in 1995, plus one non-dealer director position for a three-year term to be filled at the 1998 annual meeting of stockholders. At each subsequent annual meeting of the stockholders, as the terms of each class of directors expire, directors of the class whose terms expire shall be elected for terms of 3 years. The directors shall be elected by the stockholders, except that if there be any vacancies in the Board by reason of death, resignation or otherwise, or if there be any newly created directorships resulting from any increase in the authorized number of directors which is to take effect prior to the next annual meeting of stockholders, a majority of the directors then in office (though less than a quorum) shall have authority to fill any such vacancy or any newly created directorship for the unexpired term. In no event shall any term for which any director is elected exceed three years.

     SECTION 3. In the event that, for any reason other than a revision made by the Board of Directors as to the States to be included within particular regions or a change made by the Board in the number of regions, a dealer director ceases to satisfy the eligibility requirements which are applicable to his/her position as a director, his/her membership on the Board of Directors shall thereupon immediately terminate. No director elected or appointed shall be eligible for subsequent election or appointment to any position on the Board if such election or appointment would result in his/her being elected or appointed to serve a total of more than 9 years as such a director, except (1) that a dealer director that has been elected and holds the office of Chairman of the Board shall be eligible for election for one additional 3-year term, and (2) the President of the Corporation, if elected as a director, shall be eligible for election or reelection or appointment as a director at any time without regard to the period of time during which he has previously served as a director. However, notwithstanding the foregoing provisions one director and one former director who would not otherwise be eligible for election in 1998 may be elected at the annual meeting of stockholders to be held in 1998, each for one additional three-year term. At all annual meetings of the stockholders, all holders of Class A stock of Ace Hardware Corporation as of the record date established for voting at the meeting shall be eligible to vote in the election for each position on the Board of Directors to be filled at such meeting.

     SECTION 4. The following procedure shall be utilized in determining dealer director regions:

          (a) The Board of Directors shall divide the United States into such number of geographic regions as it shall deem appropriate as regions from which regional dealer directors shall be chosen.

          (b) No later than the fifteenth day of October preceding the date of each annual meeting of stockholders, the Board shall determine the regions from which each regional dealer director to be elected at such meeting shall be chosen.
     No dealer director shall be eligible to serve as a regional dealer director from a particular region unless the headquarters store or office of the stockholder of Ace Hardware Corporation of which he is an owner, executive officer, general partner, or general manager is located in such region. If the Board determines that all regions have representation by regional dealer director(s) and the maximum number of directors would not thereby be exceeded, then dealer director(s) at large may be elected.
          (c) Each region shall consist of such of the States of the United States as shall be determined by the Board of Directors, which shall have authority from time to time to make revisions as to the States included within particular regions as well as to change the number of regions, provided that no such revision or change shall deprive any director holding office at the time the revision or change is made from continuing to serve for the balance of the term for which he was elected or otherwise chosen.

     SECTION 5. Without affecting the right of any Class A stockholder to nominate as a candidate for election to membership on the Board of Directors any person who would be eligible to serve as a director in accordance with the procedure specified in Article XXIII, the Board of Directors shall cause nominees to be selected for election as directors at each annual meeting of stockholders for whom proxies will be solicited on behalf of the Board. At the time that the Board determines the regions from which regional dealer directors are to be elected at the next annual meeting of the stockholders, the Board shall also determine whether each incumbent director who is eligible to be reelected for another term at such annual meeting shall be selected as a Board-endorsed nominee for reelection from any such region at said meeting. Each such determination shall be made by the Board without participation in its proceedings by the director who is eligible to be reelected at such next annual meeting. If the Board determines that proxies shall be solicited on its behalf for the election of a director at the next annual meeting of stockholders of a non dealer director or a dealer director at large, the Board shall make a timely determination to this effect. The following procedure shall be applied by the Board in selecting all other Board-endorsed regional dealer director nominees for whom proxies will be solicited on the Board's behalf at the next annual meeting.

           (a) A standing Nominating Committee established by the Board shall submit to the Board as soon as practicable prior to the last regularly scheduled meeting of the directors in each calendar year a list of such number of persons as the Board shall determine who are recommended by such Committee to be considered as members of a candidate selection committee for each director region from which the Board has determined that a new regional dealer director should be elected at the next annual meeting of the stockholders.

           (b) At or prior to its last regularly scheduled meeting in each calendar year, the Board shall create such a candidate selection committee for each such director region and shall select as members of each such candidate selection committee five of the persons recommended by the Nominating Committee plus two incumbent members of the Board. The Board may also select such alternate members, if any, of any such candidate selection committee as it deems appropriate.

          (c) Each candidate selection committee shall make a timely designation of one of its eligible members as the person on whose behalf proxies will be solicited at the next annual meeting as a Board-endorsed nominee for election as a regional dealer director.

     SECTION 6. Notwithstanding any of the foregoing provisions, in any instance where a Board-endorsed nominee for election as a director becomes ineligible under the provisions of the By-Laws for election as a dealer director or shall decline to run or seek reelection or shall be unable to run or seek reelection by reason of death or disability, or shall, in the case of an incumbent director have resigned or been removed from the Board of Directors subsequent to having been named a Board-endorsed nominee, or in any instance where the Board of Directors, having endorsed a nominee for election as a director shall withdraw or revoke such endorsement, then in the case of a non-dealer director nominee or a dealer director at large nominee, the Board may endorse another non-dealer candidate or dealer director at large candidate, as the case may be, on whose behalf proxies will be solicited at the next annual meeting as a Board-endorsed nominee for election as a director. In case of a regional dealer director nominee, the standing Nominating Committee established by the Board shall submit to the Board as soon as practicable, a list of such number of persons as the Board shall determine who are recommended by such committee to be considered as members of a candidate selection committee for that particular director region. The
Board shall at a regularly scheduled meeting or a special meeting of the directors as soon as practicable, create a candidate selection committee for that director region and shall select as members of the candidate selection committee five persons recommended by the Nominating Committee plus two incumbent members of the Board. The Board may also select such alternate members, if any, of any such candidate selection committee as it deems appropriate. The candidate selection committee shall then make a timely designation of one of its eligible members as the person on whose behalf proxies will be solicited at the next annual meeting as a Board-endorsed nominee for election as a regional dealer director.

     SECTION 7. The number of non-dealer directors elected or appointed to office shall be limited so that non-dealer directors shall not exceed twenty-five percent (25%) of the total number of directors in office at any one time. The foregoing twenty-five percent (25%) limitation on the number of non-dealer directors may be further amended, repealed, or added to only at a regular or special meeting of the shareholders in accordance with Article XXIII, Section 2.

                               ARTICLE V

                          POWERS OF DIRECTORS

     SECTION 1. The Board of Directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the corporation, subject to the provisions of the statute, the Certificate of Incorporation and the By-Laws.

     SECTION 2. The following powers are hereby expressly conferred upon the Board of Directors:

          (a) to purchase or otherwise acquire property, rights or privileges for the corporation, which the corporation has power to take, at such prices and on such terms as the Board of Directors may deem proper;

          (b) to pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures or other securities of the corporation (secured by mortgages or otherwise), or by the delivery of other property of the corporation;

          (c) to create, make and issue mortgages, bonds, deeds, leases, trust agreements and negotiable or transferable instruments and securities, and to do every act and thing necessary to effectuate the same;

          (d) to appoint agents, consultants, advisors and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require such security as it may deem proper;

          (e) to confer on any officer or officers of the corporation the power of selecting, discharging or suspending any of the persons referred to in subsection (d) of this Section;

          (f) to determine by whom and in what manner the corporation's bills, notes, receipts, acceptances, endorsements, checks, releases, contracts or other documents shall be signed;

          (g) irrespective of any personal interest of any of its members, to determine the amount of compensation, if any, to be paid to directors and to members of the Executive Committee and other Committees established by the Board of Directors for their services to the corporation as directors or Committee members.

                               ARTICLE VI

                          MEETINGS OF DIRECTORS

     SECTION 1. An annual organizational meeting of the Board of Directors as constituted after the election of directors at each annual meeting of the stockholders shall be held without call or formal notice at a time later in the same day as the annual meeting of the stockholders or during the day next following such stockholders meeting. The specific date of each such meeting of the Board, as well as the time and place thereof, shall be determined at one of the meetings of the Board held during the time between the most recently conducted annual stockholders meeting and the next scheduled annual stockholders meeting. In addition to electing officers of the corporation as provided for in Article VIII, Section 2, the Board shall select the members of its standing committees for the period until its next annual organizational meeting and shall give voting directions to the President as to the persons to be elected by the corporation as members of the Boards of Directors of each of its wholly-owned subsidiary corporations at their respective annual meeting times.

     SECTION 2. Additional regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

     SECTION 3. Special meetings of the directors may be called by the Chairman of the Board on four (4) days' notice by mail (calculated from the date of mailing) or on two days' notice by telephone to each director and shall be called by the Chairman of the Board in like manner on the written request of not less than four (4) directors. Special meetings of the directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

     SECTION 4. A majority of the total number of directors then holding office shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is secured.

                              ARTICLE VII

                   COMMITTEES ESTABLISHED BY THE BOARD

     SECTION 1. The Board of Directors shall establish as standing committees of the Board an executive committee and such other committees as it shall deem from time to time to be appropriate. The Chairman of the Board shall be an ex-officio member of any standing committee if the resolution adopted by the Board with regard to the membership of such committee so provides, except for any committee authorized to grant or withhold consent to the transfer of shares of the corporation's stock pursuant to Article XVI, Section 9 of these By-laws. Each such committee shall have such responsibilities and duties as shall be described in a resolution or resolutions adopted by a majority of the whole Board. Such resolution or resolutions may also establish the number (or the minimum and maximum numbers) of persons to be selected to serve on each of said committees, the voting members of each of which shall be members of the Board. The Board shall also have authority from time to time to establish special ad hoc committees comprised of two or more directors, the specific responsibilities of which shall be described in the resolutions creating them.

     SECTION 2. One or more directors may be designated by the Board as alternate members of any standing or special ad hoc committee, who may replace any absent or disqualified committee member at any meeting of the committee. Vacancies in the membership of any committee established by the Board shall be filled only by the Board.

     SECTION 3. In no event shall the executive committee or any other committee established by the Board have the power or authority at any time to take any final action on behalf of the Board with respect to (a) proposing amendments to the corporation's certificates of incorporation, (b) the adoption of any amendments to the By-laws of the corporation, (c) the adoption of an agreement of merger or consolidation, (d) the making of recommendations to the stockholders for the sale, lease, or exchange of all or substantially all of the corporation's property or assets, (e) the making of recommendations to the stockholders for the dissolution of the corporation or the revocation of a dissolution, (f) the making of any proposals submitted to the Board with respect to the purchase of all or a controlling portion of the outstanding capital stock of the corporation, (g) the authorization of issuance of shares of capital stock of the corporation or (h) the filling of vacancies in the membership of the Board or any committee thereof.

     SECTION 4. Each standing committee of the Board (with the exception of any committee authorized to grant or withhold consent to the transfer of shares of the corporation's stock pursuant to Article XVI, Section 9 of these By-laws) shall select one of its members to act as Chairman thereof as promptly as feasible after the members of the committee are selected at each annual organizational meeting of the Board. At the time of establishment of any special ad hoc committee of the Board, the Board shall designate a member of such committee to act as its Chairman.

     SECTION 5. Regular meetings of each standing committee established by the Board shall be held as provided for in a resolution adopted by the Board, or by a particular committee or its Chairman if authorized in a resolution of the Board. Special meetings of any standing committee, and all meetings of any special ad hoc committee, shall be held on reasonable notice given to all members thereof by the Chairman of the committee. Even if he has not been made a member of a particular standing committee, the Chairman of the Board shall be provided with the same notice of all regular or special meetings of such committee as is provided to members of the committee, and he shall have the right to attend any of the meetings held by the committee in an advisory non-voting capacity. Subject to the provisions of the resolution describing the responsibilities and duties of a particular committee established by the Board, any such committee shall have authority to establish its own rules of procedure. The Chairman of each committee of the Board which is required by these By-laws to have one of its members designated as its Chairman shall be responsible for assuring that: (a) an appropriate agenda is prepared for each formal meeting of the Committee; (b) minutes of the proceedings of each such meeting are kept; and (c) either a copy of such minutes or a summarized written report of the meeting is submitted to the Board at or prior to the next meeting of the Board.

     SECTION 6. A majority of the voting members of any committee hereunder shall constitute a quorum for meetings thereof, but the affirmative vote of a majority of all voting members of the whole committee shall be necessary with respect to all actions taken by the committee.

     SECTION 7. With the exception of the Chairman of any committee of the type described in the first sentence of Section 4 of this Article VII, the Board may authorize the payment to the Chairman of any standing or special ad hoc committee of compensation for the services rendered by him in his capacity as Chairman in such amount as the Board shall deem to be appropriate. Such compensation shall be in addition to the compensation paid to dealer directors for their regular services as members of the Board.

                             ARTICLE VIII

                      OFFICERS OF THE CORPORATION

     SECTION 1. There shall be elected by the Board of Directors the following executive officers of the corporation: (a) a Chairman of the Board and, if deemed appropriate by the directors, a Vice Chairman of the Board, each of whom shall be elected from the membership of the Board of Directors;
(b) a President; (c) a Treasurer; and (d) one or more Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents as the Board shall deem the business of the corporation to require from time to time. In addition the Board of Directors shall elect as corporate (but not executive) officers of the corporation a Secretary and such Assistant Secretaries as the Board shall determine to be appropriate. The board shall also elect from time to time such other additional executive or corporate officers as in its opinion are desirable for the conduct of the business of the corporation. Any number of offices filled by election of the Board may be held by the same person, except the offices of President and Secretary. Any executive officer of the corporation may bestow upon any employee of the corporation under his supervision such title or titles descriptive of the position held by such employee as such executive officer shall deem to be appropriate, provided that no such title shall be the same as or confusingly similar to the title of any officer elected by the Board, and provided further that no such title shall be deemed to bestow the status of an executive officer or corporate officer upon such employee nor to empower him with any authority to act on behalf of the corporation other than such authority as shall have expressly been assigned to him by the executive officer bestowing such title upon him.

     SECTION 2. All executive officers and corporate officers of the corporation shall be elected by the Board of Directors for one-year terms at the regular meeting thereof following the annual meeting of stockholders, provided that, in any event, any such officer shall hold office until his successor has been elected and qualified or until his death, resignation or removal from office. In the case of any officer with whom an employment contract employing him to perform the functions of a specific office for a period extending beyond one year has been entered into, the office or offices to which he is elected at each such meeting of the Board of Directors shall constitute the office or offices with respect to which he is employed under such employment contract during the ensuing year. The Board of Directors shall have authority to direct that the corporation enter into an employment contract with any executive officer or other employee for the purpose of employing him for a specified period of time, and no such contract shall be legally binding upon the corporation unless the same has been expressly authorized by the Board and has been executed on behalf of the corporation by the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or a Vice President of the corporation. In no event shall any such employment contract extend for an initial term of more than five years, but any such contract may contain a provision whereby the contract is automatically renewed for additional successive terms of not less than three years each, provided that the corporation is given the right to terminate the contract at the end of the initial term or renewal term by giving notice to the executive officer or other employee involved of its intention to do so by such specific period of time prior to the last day of the initial term or the then current renewal term as shall be set forth in the contract. Authorization of any such employment contract shall require the affirmative vote of a majority of the whole Board of Directors then in office. Subject to such contractual rights (if any) as may exist with respect to his employment, any executive officer or other officer elected or appointed by the Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors then in office. If the office of any executive officer or other officer elected or appointed by the Board of Directors becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors then in office.

     SECTION 3. In case of the absence or disability of any executive officer or any other officer of the corporation elected or appointed by the Board of Directors, or for any other reason deemed sufficient by a majority of the whole Board of Directors then in office, and subject to such contractual rights as may exist with respect to the employment of any such officer, the Board of Directors may delegate the powers or duties of any such officer to any other officer, or to any director, for the time being.

     SECTION 4. In addition to executive officers, certain employees of the corporation may be designated from time to time by the President as staff officers, that is, officers upon whom responsibility is conferred with respect to the operations of a particular department, division, branch or function of the corporation. Any such staff officer shall be appointed by the President and may thereafter be removed at any time, with or without cause, by the President. However, if the Board of Directors elects or appoints an Executive Vice President, Senior Vice President, Vice President or other officer pursuant to the authority vested in it by Section 1. above, such officer may thereafter be removed only by the affirmative vote of a majority of the whole Board of Directors then in office even though such officer's title includes one or more words which are descriptive of the particular department, division, branch or function of the corporation managed by such officer. The removal of any officer shall be subject to such contractual rights (if any) as may exist under any contract of employment which has been entered into with him.

     SECTION 5. Unless his compensation has been expressly specified by a contract of employment entered into with him, the compensation of any executive officer shall be such amount as shall be determined from time to time by the Board of Directors. The President shall have sole authority to determine from time to time the amount of compensation to be paid to any other officer, except in the case of an officer whose compensation has been expressly specified in a contract of employment which has been entered into with him and except in the case of any such officer whose basic annual compensation would be or is in an amount which equals or exceeds the basic annual compensation then being paid to any executive officer (exclusive of the Secretary or any Assistant Secretary or Assistant Treasurer).

                               ARTICLE IX

                   DUTIES OF THE CHAIRMAN OF THE BOARD,
                 VICE CHAIRMAN OF THE BOARD AND PRESIDENT

     SECTION 1. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws. His specific duties and responsibilities shall include (a) acting as the primary liaison between the executive officers of the corporation on the one hand and its Board of Directors and its dealer-stockholders on the other hand; (b) bringing to the attention of and consulting with the corporation's executive officers with respect to any special concerns of the corporation's dealer-stockholders which come to his attention or to the attention of the Board of Directors; (c) reviewing from the perspective of the Board of Directors and the corporation's dealer-stockholders all reports, financial budgets, and corporate plans as developed and submitted to him from time to time by the corporation's executive officers;
(d) overseeing and aiding in the implementation of plans for orderly successions to the positions held by the corporation's executive officers and other important staff personnel; and (e) seeing that the efforts of the various executive officers and other key management personnel of the corporation are carried out in a coordinated manner, particularly in periods when transitions in important officer or management positions occur. Except where it is provided by law that the signature of the President is required, the Chairman of the Board shall possess all of the same powers as the President to sign all certificates for shares of stock of the corporation and all contracts and other instruments of the corporation which may be authorized by the Board of Directors.

     SECTION 2. If the Board has elected a Vice Chairman of the Board, he shall preside at all meetings of the stockholders and the Board of Directors in the absence of the Chairman of the Board, and he shall be empowered to perform the other duties and exercise the other powers vested in the Chairman of the Board in the event that the Chairman of the Board is prevented by his absence, by disability, or otherwise from being able to perform such duties and powers in connection with a particular matter within the legally permitted period of time or within such period of time as shall be deemed to be reasonable and appropriate for action to be taken by the Chairman with regard to such matter. If there is no director holding the position of Vice Chairman of the Board, but there is a director (other than the Chairman of the Board) holding the position of Chairman of the Executive Committee of the Board, then the Chairman of the Executive Committee shall perform the duties and exercise the powers described above for the Vice Chairman of the Board whenever necessary; otherwise, upon the occurrence of any circumstance in which a Vice Chairman of the Board would have been vested with authority to perform the duties and exercise the powers of Chairman of the Board, the Board shall select one of its members as acting Chairman of the Board who shall be vested with the same authority.

     SECTION 3. The President shall be charged with the general and active management of the day-to-day operations of the corporation and with seeing that all orders and resolutions of the Board of Directors are carried into effect. His specific duties and responsibilities shall include (a) reporting from time to time to the Chairman of the Board on all significant matters affecting the operations and interests of the corporation which fall within his knowledge; (b) seeing that short-term and long-term corporate plans and budgets consistent with the directions of the Board of Directors are prepared and developed on a regular basis; (c) seeing that the corporation continually maintains competent personnel at all levels in order to adequately serve the needs of the retail hardware dealers supplied by it; (d) consulting with the Chairman of the Board from time to time with respect to the types of programs, products and services to be made available to the corporation's retail hardware dealers in order to serve the best interests of the corporation's entire network of dealers; (e) submitting to the stockholders at their annual meetings and/or at dealer conventions sponsored by the corporation such reports on the operations and affairs of the corporation as shall be appropriate in order to provide them with information of importance to them as both customers and stockholders of the corporation; and (f) executing on behalf of the corporation contracts and other instruments in writing, including mortgages, bonds and governmental reports of various kinds, in all instances wherein the signature of the President of the corporation is required or has been authorized by the Board of Directors or is otherwise deemed to be appropriate. The Board of Directors, in its discretion, may vest the person holding the office of President of the corporation at any given time with the additional title of Chief Executive Officer. Whenever the title of Chief Executive Officer is used as an additional title for the person holding the office of President, it shall be deemed to relate specifically to the duties and responsibilities dealing with the development of plans for orderly successions to the positions held by the corporation's executive officers and other management personnel and to the ongoing development of short-term and long-term strategic plans for the corporation to be presented to and reviewed by the Board of Directors and to the execution of all such plans as are approved by the Board.

                              ARTICLE X

             DUTIES OF EXECUTIVE VICE PRESIDENTS, SENIOR
              VICE PRESIDENTS AND OTHER VICE PRESIDENTS

     SECTION 1. Any Executive Vice President elected by the Board of Directors shall possess the power and may perform the duties of the President in his absence or disability. Each officer having the title of Executive Vice President shall perform such other duties as may be prescribed from time to the time by the Board of Directors.

     SECTION 2. Any Senior Vice President elected by the Board of Directors shall possess the power and may perform the duties herein authorized to be performed by an Executive Vice President in the event that there is no person holding the office of Executive Vice President at the time, or in the event of the absence or disability of all persons then holding the office of Executive Vice President. Each officer having the title of Senior Vice President shall perform such other duties as may be prescribed from time to time by the Board of Directors.

     SECTION 3. Any Vice President elected by the Board of Directors shall possess the power and may perform the duties herein authorized to be performed by a Senior Vice President in the event that there is no person holding the office of Senior Vice President at the time, or in the event of the absence or disability of all persons then holding the office of Senior Vice President. Each officer having the title of Vice President shall perform such other duties as may be prescribed from time to time by the Board of Directors.

     SECTION 4. If there shall be more than one person holding the office of Executive Vice President at any time, or if there shall be more than one person holding the office of Senior Vice President at any time, or if there shall be more than one person holding the office of Vice President at any time, in each such instance the Board of Directors shall designate the order in which each of them shall possess the power and perform the duties of an officer of the next higher rank under the applicable one of the above Sections in the event of the nonexistence, absence or disability of all such higher ranking officers.

     SECTION 5. Notwithstanding any of the above provisions of this Article X, if the title given to any Executive Vice President, Senior Vice President, or Vice President also includes one or more words that are descriptive of a particular department, division, branch or function of the corporation managed by such officer, the duties of such officer shall consist only of the general and active management of the operations or activities of such department, division, branch or function and such other duties as shall have been specifically assigned to such officer by the Board of Directors.

                              ARTICLE XI

                        DUTIES OF CONTROLLER

     SECTION 1. In the event that a Controller shall be elected or appointed at any time by the Board of Directors, or in the event that a staff officer having the title of Controller is appointed at any time by the President, such officer shall be responsible to the Board of Directors, the President, and the Vice President-Finance (if such office has been created and filled), for all financial control and internal audit of the corporation and its subsidiaries. He shall also perform such other duties as may be assigned to him by the Board of Directors or the President.

                         ARTICLE XII

        DUTIES OF THE SECRETARY AND ASSISTANT SECRETARIES

     SECTION 1. The Secretary (or an Assistant Secretary) shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.
The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     SECTION 2. The Secretary shall also keep, or cause to be kept by such person or persons to whom he shall delegate such duty, a register of all shares of capital stock issued by the corporation and all transfers of such shares. Such register shall be maintained in such manner and subject to such regulations as the Board of Directors may prescribe.

     SECTION 3. The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                             ARTICLE XIII

                       DUTIES OF THE TREASURER

     SECTION 1. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     SECTION 2. He shall disburse the funds of the corporation, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     SECTION 3. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                             ARTICLE XIV

          WRITTEN CONSENTS AND CONFERENCE TELEPHONE MEETINGS

     SECTION 1. To the extent permitted by the General Corporation Law of the State of Delaware, and in accordance with the applicable procedure prescribed by the provisions thereof, whenever a vote or resolution of stockholders, the Board of Directors, or a committee of the Board at a meeting is required or permitted in connection with any corporate action by any provision of law, the Certificate of Incorporation, these By-laws, or any unrevoked resolution previously adopted by the Board, the meeting and vote or resolution may be dispensed with and the corporate action may be taken pursuant to written consent. The writing evidencing such consent shall be filed with the minutes of the proceedings of the stockholders, Board, or committee.

     SECTION 2. In accordance with the applicable procedure prescribed by the General Corporation Law of the State of Delaware, members of the Board of Directors, or of any committee of the board, may participate in a meeting of the Board, or of any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                              ARTICLE XV

                INDEMNIFICATION OF OFFICERS, DIRECTORS,
                         EMPLOYEES AND AGENTS

     SECTION 1. In accordance with the provisions of Section 145 of the General Corporation Law of the State of Delaware, and as more fully provided for in Article EIGHTH (b) of the restated Certificate of Incorporation of Ace Hardware Corporation, as amended, persons serving as directors, officers, employees or agents of or at the request of the corporation shall be indemnified against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties under the U.S. Employee Retirement Income Security Act, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any action, suit or proceeding (whether civil, criminal, administrative or investigative) instituted or threatened to be instituted against them by reason of their service in any of the aforementioned capacities on behalf of the corporation or at its request.

                              ARTICLE XVI

               CERTIFICATES OF STOCK AND TRANSFER THEREOF

     SECTION 1. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.

     SECTION 2. The signatures of the officers of the corporation upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     SECTION 3. Each certificate of stock shall have conspicuously noted or stated thereon a statement of the liens, restrictions and limitations upon the voting power, ownership, transfer or other rights and privileges of the holder thereof. All shares of stock in the corporation shall be issued and accepted in accordance with and subject to the conditions, restrictions, and offsetting liens stipulated in the Certificate of Incorporation and By-laws of this corporation and amendments thereto.

     SECTION 4. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so.

     SECTION 5. The corporation shall have a first lien upon each share of its issued and outstanding stock of any class, and upon each certificate of stock representing a share or shares of stock of any class of the corporation, for the amount of any indebtedness payable to the corporation by the holder thereof, and shall have a similar first lien upon all amounts which have been paid to the corporation pursuant to a subscription agreement for the purchase of shares of stock of the corporation which will be issuable to the subscriber upon the completion of payment of the purchase price of the shares. The interest of each holder of shares of the corporation's stock in and to the shares issued to such holder and the interest of each subscriber for shares of the corporation's stock in and to the funds paid to the corporation by such subscriber on account of the purchase price of the shares being purchased by such subscriber shall at all times be deemed to be offset by the amount of any indebtedness payable to the corporation by such holder or subscriber. In no event shall any transfer of any of the shares owned by any holder or any transfer of the stock subscription account of any subscriber for shares of stock of the corporation be made unless and until the stockholder whose shares are being transferred or the subscriber whose subscription account is being transferred is free from all indebtedness to the corporation.

     SECTION 6. No certificate representing any issued and outstanding share or shares of any class of stock of the corporation shall be pledged, mortgaged, hypothecated, sold, assigned or transferred without the prior consent of the Board of Directors of the corporation. In the event that the Board of Directors shall refuse to consent to any transfer or assignment of any certificate or certificates representing any share or shares of issued and outstanding stock of the corporation of any class, then the corporation shall have the right and shall be obligated to purchase from the owner thereof all of the shares of its stock of any class held for the store or other retail business unit with respect to which the corporation issued the share or shares as to which such consent has been refused and the franchise granted by this corporation with regard to the operation of such retail business unit shall thereby be terminated. In no event shall any transfer or assignment of shares of any class of stock of the corporation be made to any transferee who is not eligible to be a holder of such shares under the provisions of Article Fourth of the restated Certificate of Incorporation of the corporation. In the case of a proposed transfer of ownership of a store or other retail business unit owned by a holder of shares of stock of the corporation to a transferee which the corporation has accepted or is willing to accept as a franchised Ace Hardware dealer, then the owner of such stock shall have the option of either
(a) selling or otherwise transferring to such transferee such number of shares of stock of this corporation of any class which the corporation would otherwise have been required to offer to such transferee in connection with the franchise granted to such transferee with respect to such store or other retail business unit, or (b) selling such shares to the corporation. In anycase where the holder or holders of 50% or more of the outstanding voting stock of a corporation having a franchise from this corporation for one or more retail business outlets, or the holder or holders of 50% or more of the outstanding voting stock of a corporation owning 80% or more of the outstanding voting stock of a corporation having such a franchise, propose to sell or otherwise transfer all of the shares of capital stock (both voting and non-voting) of such corporation held by them, written notice of such proposal shall be given to this corporation, and upon the consummation of any such sale or transfer, such corporation shall have the option of either (a) retaining all of the shares of the capital stock of this corporation then held by it or
(b) selling such shares to this corporation, but in the case of such a sale of said shares to this corporation, the franchise granted to said corporation by this corporation for each retail business unit operated by said corporation shall thereupon be deemed to have terminated by the voluntary action of said corporation and no such retail business unit shall thereafter operate as a franchise of this corporation unless a new application for a franchise for such retail business unit has been submitted to and accepted by this corporation. Notwithstanding any of the foregoing provisions, this corporation shall in no event be obligated to treat any of the following types of transfers as qualifying for purposes of the options provided for in this
Section 6 of selling to this corporation shares of its capital stock: (a) any transfer of ownership of a retail business outlet or unit or of shares of the capital stock of a corporation directly or indirectly owning such outlet or unit which is not complete, unconditional and irrevocable; (b) any such transfer to an entity in which the transferor retains an ownership interest;
or (c) any such transfer to the spouse of the transferor.

     SECTION 7. Subject to the provisions of Section 5 of this Article XVI of these By-laws, in the event of the termination of the franchise granted by this corporation with regard to the operation of a retail hardware store or other retail business unit for which shares of stock of the corporation are held, the corporation shall be obligated to purchase such shares. Unissued shares which have been subscribed for with respect to any such store or other retail business unit shall also be covered by the provisions of this Section to the extent of the amounts which have been paid on account of the purchase price thereof, and the corporation shall be obligated to refund all such amounts, subject only to the provisions of Section 5 of this Article XVI. For purposes of this Section, termination of the franchise granted for a particular retail hardware store or other retail business outlet shall include not only any termination pursuant to formal notice of termination given by either this corporation or the holder of the franchise but shall also include each of the following situations which shall be deemed to constitute such a termination:

           (a) The closing down of the store or other retail business unit with respect to which such shares of stock of the corporation are held, unless such store or other retail business unit is merely being moved, with the corporation's consent and approval, to another location or is being acquired by another dealer which this corporation has accepted or is willing to accept as a franchised dealer for operation pursuant to the same franchise at another location;

            (b) The death of an individual holder of the shares of stock of this corporation held for such retail store or other retail business unit, or of a member of a partnership which is a holder of such shares, except in a case where the store or other retail business unit with respect to which such shares are held continues, with the approval of the officers of the corporation (which approval shall not be unreasonably withheld), to be operated under a franchise from the corporation by the decedent's estate or by the person or persons to whom such shares are to be distributed by the decedent's estate or by the successor or successors to the decedent's interest in the partnership holding such shares (it being immaterial for this purpose that, in connection with such continuation of operation, the legal form of ownership of the franchised dealer has been changed from an individual proprietorship or partnership to a corporation or from a partnership to an individual proprietorship);

          (c) An adjudication of the insolvency of the dealer or of the store or other retail business unit for which the shares of stock of this corporation are held, or the making of an assignment for the benefit of creditors or the filing of a voluntary petition in bankruptcy or similar petition under the U.S. Bankruptcy Code by or on behalf of such dealer or retail business unit, or the filing of an involuntary petition in bankruptcy or similar petition under the U.S. Bankruptcy Code against the dealer or against said retail business unit.

     SECTION 8. A transfer of shares of stock of the corporation requiring the consent of the Board of Directors shall not be deemed to have occurred upon the death of a person who is the holder of shares of stock of the corporation jointly with one or more other persons under circumstances whereby ownership of such shares passes automatically by operation of law to the surviving holder or holders of such shares, nor shall the corporation become obligated to purchase such shares upon the death of such person unless the store or other retail business unit with respect to which such shares are held either (a) closes down, or (b) ceases to be operated under a franchise from this corporation.

     SECTION 9. The Board of Directors may delegate to a committee composed of two (2) or more members of the Board authority to act on its behalf with respect to all matters where the consent of the Board is required in connection with the transfer or assignment of any shares of any class of stock of the corporation.

     SECTION 10. The price to be paid by the corporation in connection with the purchase by it of any shares of its stock shall be as follows:

          (a) in the case of Class A stock, the par value of the shares;

          (b) in the case of Class B stock, an amount per share equal to the per share price last established by the Board of Directors as the price to be paid by the corporation in the event of redemption of shares of its Class B stock, which shall in no event be less than twice the par value of the Class B stock and shall also at all times be equal to twenty
      (20) times the per share purchase price last established by the Board of Directors with respect to purchases by it of Shares of its Class C Stock;

          (c) in the case of Class C stock, an amount per share equal to the per share price last established by the Board of Directors as the purchase price to be paid by the Corporation for shares of its Class C stock, which price shall in no event be less than the par value thereof.

     SECTION 11. Any shares of any class of stock of the corporation which are purchased by it from any stockholder shall become treasury shares which shall be eligible for sale to any other person, persons or firm which shall be qualified to hold such shares.

     SECTION 12. Effective with respect to all purchases and redemptions of shares of its capital stock made by the corporation from its stockholders on or after December 31, 1981, the entire purchase or redemption price to be paid by the corporation for such shares shall be paid in cash except that, in any of the situations described in subsection (a) hereof, the purchase or redemption price for such shares shall be paid in the manner set forth in subsection (b) hereof.

          (a) The situations in which such price shall be paid in the manner set forth in subsection (b) of this Section are as follows:

               (1) the voluntary termination by a stockholder of this corporation of the franchise from this corporation held by such stockholder for a retail business outlet under circumstances whereby such outlet continues to engage in substantially the same business under the ownership or control of the same person, partnership or corporation that owned or controlled it immediately prior to such termination; for purposes of this paragraph:

                    (A) control of an outlet owned by an
               unincorporated person or partnership shall be deemed to be the same if more than fifty percent (50%) of the assets or profit shares therein, or more than fifty percent (50%) of the capital stock of a corporation becoming the owner of such outlet, continues to be legally or equitably owned by the same person, partnership or corporation; and

                    (B) control of an outlet owned by a
               corporation shall be deemed to be the same if more than fifty percent (50%) of the capital stock of said corporation, or more than fifty percent
              (50%) of the assets or profit shares of an unincorporated
               person or partnership becoming the owner of such outlet,
               continues to be owned by the same person, partnership or corporation.

               (2) the termination by this corporation of the franchise from this corporation for a retail business outlet pursuant to the provisions of the Ace Dealer Franchise Agreement authorizing such termination by reason of:

                    (A) the failure of such retail business
               outlet to make any payment owing to the corporation for merchandise or services supplied by it within the time period specified in such provisions; or

                     (B) any default of such retail business
                outlet in performing any obligation of such outlet under the Ace Dealer Franchise Agreement of such outlet other than the obligation to pay for merchandise or services supplied by the corporation, provided that such default is described in the corporation's notice of termination in such a manner as to reasonably apprise such retail business outlet as to the nature of such default.

          (b) In each of the situations described in subsection (a) above, the purchase or redemption price to be paid by the corporation for the shares of its stock being purchased or redeemed by it shall be paid in the following manner:

               (1) in the case of Class A stock, the entire price shall be paid by the corporation in cash;

               (2) in the case of Class B stock or Class C stock purchased by a stockholder as part of the shares of capital stock of the corporation subscribed for in connection with the granting of a franchise by the corporation for a retail business outlet, that portion of the purchase or redemption price to be paid by the corporation which equals the amount paid to the corporation pursuant to such subscription shall be paid by the corporation in cash and any remaining balance of the price (with interest thereon) shall be paid by the corporation in equal annual installments over a period of four years;

                (3) in the case of Class C stock received by a stockholder as part of the patronage dividends distributed by the corporation for a retail business outlet, the entire price (with interest thereon) shall be paid by the corporation in equal annual installments over a period of four years;

               (4) if the total portion of the purchase or redemption price which would otherwise be payable under the foregoing paragraphs in equal annual installments over a period of four years is less than $5,000, the entire purchase or redemption price shall be paid by the corporation in cash, notwithstanding the installment provisions of said paragraphs;

               (5) in any situation where a stockholder whose shares of capital stock of the corporation are to be purchased or redeemed by it is indebted to the corporation at such time, then, in accordance with the corporation's first lien and offset rights under Article XVI, Section 5, of these By-laws and Article Fourth (1) of the restated Certificate of Incorporation of the corporation, the purchase or redemption price shall in all cases be applied against such indebtedness to the extent thereof, with the portion of such price which would otherwise have been payable in cash being first applied for such purpose and, if any indebtedness to the corporation still remains, the portion of the price which would otherwise have been payable in equal annual installments then being applied for such purpose to the extent of any such remaining indebtedness;

               (6) the corporation's obligation to pay any portion of the purchase or redemption price of its shares in equal annual installments shall be evidenced by an installment promissory note of the corporation delivered to the stockholder whose shares are being purchased or redeemed, which note shall provide for the payment of the principal thereof in four equal annual installments commencing one year from the date of the repurchase or redemption of the shares and for the payment of interest with each annual installment payment of principal on the unpaid balance of principal from time to time at such rate as shall have been established by the Board of Directors as of the date of issuance thereof, provided, however, that said rate of interest shall in no event be less than the greater of (A) the latest interest rate as of the date of issuance of such note determined by the Board of Directors as the rate to be paid on patronage refund certificates distributed to the corporation's member-stockholders as part of their annual patronage dividends or (B) 6% per annum;

               (7) notwithstanding any of the foregoing provisions, the Board of Directors, in its discretion and after considering the financial condition and requirements of the corporation, may authorize and cause payment to be made in cash for all or any portion of the purchase or redemption price which would otherwise be payable in four equal annual installments if the Board of Directors determines that the prescribed method of payment would impose an undue hardship upon the stockholder whose shares are being repurchased or redeemed;

               (8) the Board of Directors may adopt hardship guidelines to implement the provisions of paragraph (7) of this Section and may delegate the authority to make determinations pursuant to said provisions to a committee comprised of two or more directors or to a committee comprised of two or more executive officers of the corporation.

                                ARTICLE XVII

                       CLOSING OF TRANSFER BOOKS AND
                       DETERMINATION OF RECORD DATE

     SECTION 1. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the allotment of rights or the dates when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose.

     SECTION 2. Notwithstanding the foregoing, in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote, at any such meeting and any adjournment thereof, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 3. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                             ARTICLE XVIII

                              FISCAL YEAR

     SECTION 1. Except as from time to time otherwise provided for by the Board of Directors, the fiscal year of the corporation shall end on the 3lst day of December in each year.

                              ARTICLE XIX

                               DIVIDENDS

     SECTION 1. No dividends shall ever be declared on any of the shares of any class of stock of the corporation.

                              ARTICLE XX

                           CHECKS FOR MONEY

     SECTION 1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                            ARTICLE XXI

                         BOOKS AND RECORDS

     SECTION 1. The books, accounts and records of the corporation, except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the By-laws or by resolution of the directors.

                            ARTICLE XXII

                               NOTICES

     SECTION 1. Notice required to be given under the provisions of these By-laws to any director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, officer or director may waive, in writing, any notice required to be given under these By-laws, whether before or after the time stated therein.

                             ARTICLE XXIII

    AMENDMENTS OF BY-LAWS AND ADVANCE NOTIFICATION BY STOCKHOLDERS OF
       PROPOSALS FOR AMENDMENTS, DIRECTOR NOMINATIONS OR OTHER
                           CORPORATE ACTIONS

     SECTION 1. Except for any provisions hereof which shall at any time have been adopted by the stockholders in the manner prescribed in Section 2, these By-laws may be amended or repealed or added to, or new By-laws may be adopted, by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting thereof called for that purpose. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so adopted, amended or repealed, together with a precise statement of the changes made.

     SECTION 2. These By-laws may also be amended or repealed or added to, or new By-laws may be adopted, at any regular or special meeting of stockholders at which a quorum is present or represented by the affirmative vote of a majority of the issued and outstanding shares of Class A stock of the corporation. Any amendment, repeal, addition to the By-laws, or any new By-laws, adopted by the stockholders may be further amended, repealed, or added to only at a regular or special meeting of the stockholders at which a quorum is present or represented by the affirmative vote of a majority of the issued and outstanding shares of Class A stock of the corporation in the manner prescribed herein.

     SECTION 3. A written notice shall be given to the President or Secretary of the corporation of the intent of one or more stockholders to submit at a forthcoming stockholders meeting (a) a proposed amendment to these By-laws;
(b) the nomination of an eligible person for election as a director; or
(c) any other stockholder proposal for corporate action. Such notice must be received, either by mail or by personal delivery, not less than seventy-five
(75) nor more than one hundred fifty (150) days prior to the date of the annual meeting or, in the event of a special meeting of stockholders, not later than the close of the fifteenth (15th) day following the day on which notice of the meeting is first mailed to stockholders. In the case of an annual meeting, the intention of one or more stockholders to submit a proposed By-law amendment, nomination or other proposal for corporate action which is so received in proper order shall be mentioned in the formal notice of the meeting, but neither the name or names of the stockholder or stockholders intending to make any such submission nor the name of any director nominee proposed by one or more stockholders shall be mentioned in the notice. No reference of any kind to any proposal or nomination to be submitted by any stockholder pursuant to this Section shall be made in the proxy materials caused to be sent to stockholders by the Board of Directors. At all annual or special meetings the Chairman shall declare out of order any proposed amendment, any nomination, or any other stockholder proposal not presented in accordance with this Section. Every notice given by a stockholder or stockholders under this Section shall set forth:

          (a) the name and the business and residence addresses of the stockholder (or person authorized by such stockholder as the stockholder's voting representative) intending to submit the proposed amendment, nomination, or other matter;

          (b) with respect to such notice of intent to submit a nomination, information concerning the proposed nominee's business and residence addresses, age and eligibility to serve as a director; and

          (c) with respect to notice of an intent to propose a By-law amendment or some other corporate action, a description of the proposed amendment or other action.

     Notice of intent to submit a nomination shall be accompanied by the written consent of each nominee to serve as a director of the corporation if so elected.

                             ARTICLE XXIV

                     MEMBERS' PATRONAGE DIVIDENDS

     SECTION 1. A "membership" in the corporation within the meaning of the term "membership" as used in Section 1388(c)(2)(B) of the U.S. Internal
Revenue Code of 1954, as amended, shall be deemed to be held by (a) each retail hardware dealer owning a share of Class A stock of the corporation and
(b) each other dealer in hardware or related products which becomes an owner of a share of Class A stock of the corporation after having been expressly approved as an Ace Hardware dealer by the Board of Directors of the corporation. The term "retail hardware dealer" as used in clause (a) of the preceding sentence shall mean any person or firm purchasing merchandise from this corporation for the purpose of reselling such merchandise at retail. However, whenever the term "retail hardware dealer" is used in any of the subsequent Sections of this Article XXIV of the By-laws, such term shall be deemed to include all dealers holding memberships in this corporation except where the context in which such term appears is of such a nature that it is not practical for such term to be applied to "other dealers" as referred to in clause (b) of the first sentence of this Section. For purposes of this
Article XXIV of the By-laws a "retail hardware store" shall be deemed to refer to a business location to which there is delivered for resale from such location at the retail level any merchandise purchased from this corporation. Each such retail hardware store owned or controlled, directly or indirectly, by the same person, partnership or corporation, shall be deemed to constitute only one (1) retail hardware dealer. An unincorporated person or partnership shall be deemed controlled by another person, partnership or corporation if fifty percent (50%) or more of the assets or profit shares therein are legally or equitably owned by such other person, partnership or corporation, or by the legal or equitable owner or owners of fifty percent (50%) or more of such other person, partnership or corporation's assets or profit shares
(if unincorporated) or shares of capital stock (if incorporated). A corporation shall be deemed controlled by another person, partnership or corporation if fifty percent (50%) or more of the capital stock of said corporation is owned by such other person, partnership or corporation, or by the owner or owners of fifty percent (50%) or more of its capital stock
(if incorporated) or fifty percent (50%) or more of its assets or profit shares (if unincorporated).

     SECTION 2. In accordance with the policy heretofore established by the corporation in the Amendment to its By-laws adding Article XXIV thereto by the resolution adopted by the Board of Directors on July 20, 1973, there shall be distributed on a patronage basis to such members (that is, dealers holding memberships, as hereinabove defined, in the corporation) in a manner taking into account the amount of business done by the corporation with each of them, all the net savings and overcharges effected by or resulting from the operations conducted and carried on by the corporation in connection with sales of merchandise made by the corporation after May 31, 1974, to such members which remain after paying all operating and administration expenses of the corporation and all interest on its indebtedness and after the setting aside by the Board of Directors of such reasonable reserves as they shall determine from time to time to be appropriate for the purpose of insuring the safety and welfare of the corporation and for the purpose of providing for the expectancy of any losses or contingencies. Said distributions shall be made no later than eight and one-half (8 1/2) months following the close of the year of the corporation during which the patronage occurred with respect to which each such distribution is made. In no event shall less than twenty percent (20%) of the total patronage distributions made each year to each member be distributed in cash. Notwithstanding any of the provisions of this
Article XXIV, the remaining portion shall be distibuted in cash, written notices of allocation (as defined in Section 1388 of the U.S. Internal Revenue
Code) or other property in whatever proportions shall be determined each year by the Board of Directors.

     SECTION 3. Notwithstanding the foregoing, every such member on becoming such authorizes and directs that all net savings of every character effected by this corporation which are distributable to such member, to the extent of the excess thereof over the twenty percent (20%) minimum portion of such distributable amount required to be distributed in cash, may first be applied by the corporation to the payment of any indebtedness owed to the corporation by such member. Any such net savings which become distributable with respect to merchandise sold by this corporation for delivery to any retail hardware store owned or controlled, directly or indirectly, by the same person, partnership or corporation which so owns or controls one (1) or more other retail hardware stores may be so applied against any indebtedness owing with respect to merchandise sold by this corporation for delivery to any store which is part of any group deemed hereunder to constitute one (1) retail hardware dealer. The balance of any such net savings not so applied shall then be distributed as patronage dividends in the manner set forth in Article XXIV, Section 2, of these By-laws.

     SECTION 4. Each retail hardware dealer who applies for and is accepted as a member of this corporation shall, by his act of subscribing for a share of Class A stock of the corporation entitling such dealer to become such a member, consent that the amount of any patronage dividends with respect to his purchases of merchandise from this corporation occurring on or after June 1, 1974, which are made in written notices of allocation (as defined in Section 1388 of the U.S. Internal Revenue Code, as amended) or other property and which are received by such member from this corporation will be taken into account by him at their stated dollar amounts (representing the fair market value at date of distribution) in the manner provided in Section 1385(a) of said Code in the taxable year in which such notices of allocation or other property are received by said member. The term "written notice of allocation" as used here shall be deemed to include, but not to be limited to, a letter of advice to a member which discloses to such member an amount which the corporation has elected to apply against indebtedness owed to the corporation in accordance with the first sentence of Article XXIV, Section 3, of these By-laws.

     SECTION 5. The aforesaid written notices of allocation shall be redeemable by the corporation in cash at the discretion of the Board of Directors and/or in accordance with the restated Certificate of Incorporation of the corporation and these By-laws. As security for the payment to the corporation of any indebtedness owing at any time to the corporation by any retail hardware dealer having membership in the corporation or by any retail hardware dealer who has subscribed for the 1 share of Class A stock of the corporation which is required to be owned in order to become a member of the corporation, the corporation shall have a first lien upon any written notice of allocation held by any such dealer (including all retail hardware stores treated as being part of a group constituting one "member" or "dealer"). The interest of each holder of any written notice of allocation in and to the same shall at all times be deemed to be offset by the amount of any indebtedness payable to the corporation by such holder.

     SECTION 6. Notwithstanding any other provision of these By-laws, and in accordance with the policy heretofore established by the corporation in the Amendment to its By-laws adding Section 6 to Article XXIV thereof by the resolution adopted by the Board of Directors on April 24, 1974, commencing with respect to purchases of merchandise made from the corporation after May 31, 1974 the corporation shall also make distributions on a patronage basis to those of its dealers who have franchise or membership agreements with the corporation and who have executed unrevoked and unexpired written consents of the type referred to in Section 1388 (c)(2)(A) of the U.S. Internal Revenue
Code to include in their gross income all patronage dividends distributed to them in the form of written notices of allocation (as defined in Section 1388 of the U.S. Internal Revenue Code), even though such dealers do not then own any shares of any class of the capital stock of the corporation. Such patronage dividend distributions shall be made to such dealers in a manner taking into account the amount of business done by the corporation with each of them during the periods with respect to which said written consents are effective for each of them and shall consist of all the net savings and overcharges effected by or resulting from the business done by the corporation with such dealers which remain after paying all of the operating and administration expenses and interest on indebtedness of the corporation allocable to such business and after the setting aside by the Board of Directors of such reasonable reserves as they shall determine from time to time to be appropriate for the purpose of insuring the safety and welfare of the corporation and for the purpose of providing for the expectancy of any losses or contingencies. Each such written consent shall provide that it may be revoked at any time by the dealer, effective with respect to business done by the corporation with such dealer after the close of the taxable year of this corporation during which the revocation is filed with it. Each such written consent shall cease to be effective with respect to all business done by this corporation with any dealer who has furnished such a written consent to this corporation immediately upon said dealer's becoming an owner of a share of Class A stock of this corporation, as of which date such consent shall expire and such dealer shall be deemed to hold a "membership" in this corporation so that the provisions of this Article XXIV which are applicable to the distribution of patronage dividends to its members then become effective with respect to such dealer. Unless the same shall have been revoked or otherwise terminated, any such consent which has theretofore been executed by a dealer shall in any event be deemed to have expired and been rendered ineffective at the end of one hundred twenty (120) days following the later of
(a) the date as of which an initial Registration Statement and Prospectus with respect to an offer to sell shares of the capital stock of the corporation (including shares of its Class A stock) to its dealers have become effective under the U.S. Securities Act of 1933, or (b) the date as of which such Prospectus can be used under the securities law of any state in which state registration of such stock is required. No such dealer shall be eligible to receive distributions of patronage dividends from the corporation with respect to business done by the corporation with such dealer after the expiration of such 120-day period unless such dealer either has become a member of the corporation by owning a share of its Class A stock (in which case such dealer shall thereupon be entitled to patronage dividends as provided for in Section 2 of this Article XXIV) or has executed a subscription agreement for the purchase of shares of capital stock of the corporation (including one (1) share of its Class A stock) which has been accepted by the corporation. There shall be incorporated in all such subscription agreements which include a subscription for a share of the Class A stock of the corporation a provision whereby the subscribing dealer consents to include in his gross income all patronage dividends distributed to such dealer in the form of written notices of allocation (as defined in Section 1388 of the U.S. Internal Revenue Code), and any dealer who has executed such a subscription agreement but who is not entitled to become the owner of a share of Class A stock of this corporation until he has completed payment of the purchase price for such share in accordance with such subscription agreement shall be entitled to receive patronage dividends pursuant to this Section 6 during the period for which he makes payments on account of such purchase price as required by the subscription agreement. Upon the completion of such payments and the issuance of such share of stock to him, such dealer shall then be entitled to receive patronage dividends pursuant to Section 2 of this Article XXIV. In no event shall less than twenty percent (20%) of the total patronage dividend distributions made each year to any dealer who is entitled to receive such distributions pursuant to this Section 6 be distributed in cash. Any amount in excess of said twenty percent (20%) minimum portion of the patronage dividends otherwise distributable to a dealer under this Section 6 may first be applied by the corporation to the payment of any indebtedness owed to the corporation by such dealer in the same manner as set forth in Section 3 of this
Article XXIV. Any patronage dividends distributed in the form of written notices of allocation pursuant to this Section 6 shall be subject to all of the provisions with respect to distributions made in the form of written notices of allocation which are set forth in Section 5 of this Article XXIV.

     SECTION 7. Notwithstanding any of the foregoing provisions, the portion of any patronage dividends which would otherwise be distributable in cash under any provision of this Article XXIV to a retail hardware dealer with respect to a retail hardware store having a franchise or membership agreement with this corporation which has been cancelled or terminated at any time subsequent to the date of the annual meeting of stockholders to be held on the third Monday of May in 1980 by any means or for any reason whatsoever prior to the time of distribution of such patronage dividends shall be applied by the corporation to the payment of any indebtedness owed to the corporation by or on behalf of such store to the extent of such indebtedness instead of being distributed in cash, provided, however, that an amount equal to 20% of the total patronage dividends distributable for the applicable year to any such dealer with respect to such store shall nevertheless be paid in cash within 8 months following the close of such year if a timely written request for the payment of such amount in cash is submitted to the corporation by the dealer. However, in all events no less than 30% of the total annual patronage dividends distributable to a retail hardware dealer with respect to a retail business outlet pursuant to any provision of these By-laws shall be paid in cash if the retail business outlet is located in a jurisdiction as to which the 30% income tax withholding provisions of Section 1441 or Section 1442 of the U.S. Internal Revenue Code are applicable.

     SECTION 8. Effective with respect to business done by them with this corporation after December 31, 1982, each retail hardware dealer having membership in this corporation on that date and each retail hardware dealer who is a subscriber on that date or who becomes a subscriber after that date for the 1 share of Class A stock of this corporation which is required to be owned in order to become a member of this corporation shall, solely by such dealer's act of commencing or continuing to do business with this corporation after said date, be deemed to have authorized and directed that, notwithstanding any other provision of this Article XXIV of these By-laws, the distributions to be made on a patronage basis as provided for in Section 2 and Section 6 of this Article XXIV shall be made in a manner taking into account the quantity or value of business done with each dealer by each separate division of the corporation as shall be established on the books of the corporation with respect to its operations and/or the quantity or value of business done by the corporation or each such division of the corporation with each of its dealers with respect to each category of sales as shall be established on the books of the corporation. Each such dealer shall further thereby be deemed to have authorized and directed that, in any taxable year of this corporation during which it incurs a loss in connection with the operations of any such division or in connection with any such category of sales, (i) a proportionate share of such loss shall be deducted from the net earnings of the corporation on the business done during such year by each of its other divisions or with respect to each of its other sales categories with its dealers and (ii) the amount of patronage dividends which the corporation would otherwise be obligated to distribute to its dealers in connection with their purchases from each such other division of the corporation or in connection with each of the other sales categories established by the corporation (as the case may be) shall be reduced by such proportionate share of said loss. For the foregoing purposes the proportionate share of any such loss in connection with the operations of any such division of the corporation or in connection with any such category of sales which shall be deducted from the net earnings realized by it with respect to business done by each other division of the corporation or with respect to each of the other sales categories established by the corporation shall be determined by multiplying the total amount of such loss by a fraction having as its numerator the net earnings which would otherwise be distributable as patronage dividends in connection with the business done with its members by each such other division or each such other category of sales and having as its denominator the total of the net earnings which would otherwise be distributable as patronage dividends in connection with the business done with its members by all such divisions of this corporation and/or all such sales categories.

                             ARTICLE XXV

               ESTABLISHMENT OF ACE HARDWARE CORPORATION
                  DEALERSHIPS AND NON-MEMBER ACCOUNTS

     SECTION 1. Except as provided in Article XXV, Section 3 hereof, no person, partnership or corporation shall be authorized or permitted to use the name "Ace Hardware" or any trademark or trade name including the word "Ace" in conjunction with the sale of hardware or related merchandise, to display any identification sign or emblem indicating that said person, partnership or corporation is an authorized Ace Hardware dealer, or to purchase merchandise (including items carried under the Ace brand name) from Ace Hardware Corporation unless such person, partnership or corporation has first been accepted by Ace Hardware Corporation as a duly licensed or franchised dealer and has executed the membership or similar agreement then utilized by Ace Hardware Corporation for the establishment of such a dealer relationship and has otherwise complied with the usual requirements of Ace Hardware Corporation with respect thereto. Any such agreement may contain such reasonable provisions with respect to the termination thereof as shall be legally permitted by the laws of the United States of America and by the laws of the state or other jurisdiction in which the business of the dealer is located.

     SECTION 2. In order for any person, partnership or corporation to be accepted by Ace Hardware Corporation as a licensed dealer, such person, partnership or corporation shall also be required to purchase the necessary number of shares of capital stock of the corporation as required by Article Fourth (c) and Article Fourth (e) of the restated Certificate of Incorporation of Ace Hardware Corporation filed with the Secretary of State of Delaware on September 18, 1974. Accordingly, each such person, partnership or corporation shall, concurrently with the execution by such person, partnership or corporation of the Ace Dealer Membership Agreement then utilized by the corporation, also agree in writing to purchase one (1) share of Class A stock of the corporation at a price equal to the par value thereof of $1,000 per share, and forty (40) shares of Class C stock of the corporation at a price equal to the par value thereof of $100 per share or, when the store which is licensed under such Membership Agreement is not the first store owned or controlled by said person, partnership or corporation which has become accepted by Ace Hardware Corporation as a licensed dealer, to purchase fifty (50) shares of Class C stock at a price equal to the par value thereof of $100 per share. The terms of payment with respect to any shares of capital stock of the corporation purchased by any such person, partnership or corporation shall be as set forth in such resolution as shall be adopted from time to time by the Board of Directors of the corporation for the purpose of establishing such terms of payment.

     SECTION 3. Ace Hardware Corporation may make or approve sales of merchandise for delivery to any customers either directly, or under the terms of a written agreement entered into with it by a person, partnership or corporation operating one or more businesses, whether located within or outside the United States of America, its territories and possessions, in lieu of the membership or similar agreement utilized with respect to business outlets by parties who are accepted by Ace Hardware Corporation as member dealers. No party approved as an International Retail Merchant or other non-member retail account shall be entitled to purchase or own any shares of the capital stock of Ace Hardware Corporation, nor shall any patronage dividends be paid on account of any purchases made from Ace Hardware Corporation by such party.
Such purchases of merchandise shall be made in accordance with the terms of the applicable written agreement and such other terms as may be imposed by Ace Hardware Corporation from time to time with regard to particular accounts.
Only with the express written consent of an executive officer whom its President has vested with authority to grant such consents, can these purchases include items carried under "Ace" or "Ace Hardware" brand names or under other private label names owned by, or licensed to, Ace Hardware Corporation. No such party shall have authority or be permitted to use names "Ace" or "Ace Hardware" or any other trade name, trademark or service mark owned or register by, or licensed to, Ace Hardware Corporation in the United States of America or elsewhere (including any translations of any of said names or marks) unless the applicable written agreement specifically grants the right to such use. All of the terms and conditions contained in the respective written agreements imposed upon such accounts (including, but not limited to, those dealing with territorial rights, duration, and service, handling, or license fees or charges, as well as any terms which vary among particular accounts) shall be established solely by the executive officer or officers of Ace Hardware Corporation vested with such authority by its President, provided, however, that no such party shall be granted any exclusive area or territorial rights without the prior approval of the Board of Directors or a committee of the Board to which the Board has delegated the authority to approve the granting of such rights. In establishing such terms, consideration shall be given to the relevant business circumstances, including, but not limited to, specific legal requirements and various costs associated with serving an account in a particular location.

     SECTION 4. Each person, partnership or corporation accepted by Ace Hardware Corporation as a member dealer or non-member account shall, by virtue of such acceptance, be deemed to have agreed to assume liability for and indemnify Ace Hardware Corporation and hold it harmless from and against any and all claims which may be asserted against it and from any losses sustained by it (including attorneys' fees and expenses incurred by it in defending such claims or in attempting to avoid or mitigate such losses) in connection with or resulting from billings by suppliers of merchandise purchased by or at the request of such dealer or account from or through Ace Hardware Corporation in cases where such merchandise is not to be supplied from the corporation's own inventories.

                             ARTICLE XXVI

                BY-LAWS TO CONSTITUTE BINDING CONTRACT

     SECTION 1. These By-laws, as amended from time to time, shall constitute a binding legal contract between Ace Hardware Corporation and its stockholders, and shall be legally binding on all stockholders of Ace Hardware Corporation and the successors, heirs, executors, administrators, assigns and personal representatives of such stockholders.

     SECTION 2. The purchase of shares of any class of stock of this corporation and the issuance thereof to any stockholder shall constitute and be equivalent to a consent of the part of the stockholder to whom said shares are issued to be bound by these By-laws, as amended from time to time, and an agreement on such stockholder's part to be bound thereby.

     SECTION 3. The invalidity of any portion of these By-laws, as amended from time to time, shall in no way affect any other portion of the By-laws which can be given effect without such invalidated part, and the remaining portions of the By-laws shall continue to constitute a legally binding contract between this corporation and its stockholders.